UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2024

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida	1-5581	59-0778222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901 Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 714-4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024, Watsco, Inc., a Florida corporation (the “Company”), entered into an amended and restated twenty-fifth amendment (the “A&R Amendment”) to that certain Employment Agreement and Incentive Plan, dated January 31, 1996, between the Company and the Company’s Chairman and CEO, Albert H. Nahmad (as amended, the “Employment Agreement”). Pursuant to the A&R Amendment, the maximum amount of Mr. Nahmad’s potential performance-based stock award for the year ending December 31, 2024, payable solely in the form of a restricted stock grant with cliff-vesting on October 15, 2032, has been increased from $10.0 to $20.0 million. The A&R Amendment effected no other changes to the Employment Agreement.

The foregoing description of the A&R Amendment is only a summary and is qualified in its entirety by reference to the full text of the A&R Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Amended and Restated Twenty-Fifth Amendment to Employment Agreement and Incentive Plan dated January 31, 1996 by and between Watsco, Inc. and Albert H. Nahmad.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WATSCO, INC.

Dated: November 15, 2024	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer